                                                                    Exhibit 10.7

                           2001 EMPLOYMENT AGREEMENT




         THIS 2001 EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is made effective as of June __, 2001, by and between WESTERN GAS RESOURCES, INC., a Delaware corporation, (hereinafter referred to as the "Corporation"), and (hereinafter referred to as the "Employee").

                                  WITNESSETH:
                                  -----------

         WHEREAS, the Corporation, its subsidiaries and affiliates (the "Western Companies") acquire, design, construct and operate natural gas gathering and processing facilities, market, store and transport natural gas, natural gas liquids and sulphur, market electrical power and explore for, develop, and produce oil and gas.

         WHEREAS, employee has substantial experience in the Corporation's business and is currently the Corporation's __________________.

         WHEREAS, prior hereto, the Corporation and the Employee have entered into that certain Employment Agreement, dated _________________________, which shall be terminated upon execution of this Agreement and further, shall be replaced in its entirety by this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1.    Employment. Corporation hereby employs the Employee and the
               -----------
Employee hereby accepts such employment with the Corporation upon the terms and conditions hereinafter set forth. The Employee's employment shall continue until it is terminated in accordance with the provisions of paragraph 12 hereof.

         2.    Powers, Duties and Responsibilities.
               ------------------------------------

         (a) Employee shall devote his full time, attention and effort to the business of the Western Companies during the Corporation's normal business hours and during such other times as are reasonably necessary for the proper performance of his responsibilities hereunder.

         (b) Employee's primary duties shall be to act as _____________. Employee shall have such powers, duties and responsibilities, and shall perform such other functions in connection with the business of the Companies, as may be assigned from time to time by the Corporation. At all times during Employee's employment under this Agreement (including employment following a Change of Control of the Corporation as hereinafter described), Employee shall be employed in the Corporation's offices in Denver, Colorado.

         3.    Compensation and Bonus. For all of the services rendered by
               -----------------------
Employee pursuant to this Agreement, the Corporation shall pay the Employee his or her current annual base salary. In no event shall Employee's current annual base salary be decreased, but it may, from time to time be increased at the discretion of Employer during the term of this Agreement (hereinafter referred to as "Compensation"), payable in accordance with the Corporation"s normal pay practices during the term of Employee's employment. In addition, the Corporation may pay Employee a bonus, as may be determined pursuant to any bonus plan applicable to the Employee for such year, if any, approved by the Corporation's Board of Directors from time-to-time in its sole and absolute discretion. Employee may provide a written election to have any bonus due in December of any year paid in January of the following year.

     4.   Officer Insurance Coverage -- Costs of Defense. During the term of
          -----------------------------------------------
Employee's employment and for two (2) years thereafter, to the extent the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, Employee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Corporation officer. Such coverage shall provide to Employee officer liability insurance coverage to cover any claims that may be made arising from his past, present, or future activities on behalf of the Western Companies, in the same manner as such insurance is provided to the other officers of the Corporation, provided that such insurance coverage is available to the Corporation at a reasonable cost. Employee hereby represents that to his knowledge no investigation, claim, or litigation is currently pending or threatened against him at this time relating to or arising out of his activities as an employee of any Western Company.

     5.   Cooperation With Respect to Investigations, Claims or Litigation.
          -----------------------------------------------------------------
During the term of Employee's employment and at all times thereafter, should a Western Company become involved in any investigation, claim, or litigation relating to or arising out of Employee's past, present, or future duties with a Western Company or with respect to any matters which the Employee has knowledge, Employee agrees to fully, and in good faith, cooperate with the Corporation with respect to such investigation, claim, or litigation. The Corporation shall reimburse Employee for any and all expenses (including attorneys' fees) and, if requested by Employee shall (within two business days of such request) advance such expenses to Employee, which are incurred by Employee in connection with any action for (i) indemnification or advance payment of expenses by the Corporation under this Agreement or any other agreement or Corporation Bylaw now or hereafter in effect relating to claims and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Corporation, regardless of whether Employee ultimately in determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

     6.   Indemnification Agreement. Exhibit "A", attached hereto and
          --------------------------
incorporated herein by reference is an Indemnification Agreement by and between the Corporation and the Employee. The Corporation and the Employee each agree to execute and deliver such Indemnification Agreement concurrently with the execution and delivery of this Agreement. To the extent any provision set forth in the Indemnification Agreement is in conflict with any provision set forth in this Agreement, the provision set forth in the Indemnification Agreement shall govern.

     7.   Employee Benefits. During the term of employment, Employee shall be
          ------------------
eligible to participate in the employee benefit plans provided by the Corporation in which the Employee participates as of the date hereof, as such plans may be changed from time to time, in accordance with the provisions of such plans, including, but not limited to, the Corporation's qualified retirement plans, the Corporation's Stock Option Plan(s), and the Corporation's loan plan to acquire stock. The Employee hereby agrees and acknowledges that nothing in this Agreement guarantees him the right to any grant of stock options under any Stock Option Plan, or loan under any loan plan and that the Board of Directors, in its sole and absolute discretion, in accordance with the terms of such plans, as they may be modified from time to time, determines whether and when any stock options are granted or loans extended.

     8.   Confidential Information. Employee acknowledges that pursuant to the
          -------------------------
employment hereunder, Employee occupies a position of trust and confidence. Accordingly, in order to facilitate the performance of this Agreement and the activities contemplated by this Agreement, the Western Companies may disclose to Employee or Employee may develop or obtain certain proprietary or confidential information of the Western Companies. During Employee's employment hereunder and for a period of one (1) year thereafter (which may be increased to two (2) years thereafter pursuant to Section 14(a)(ii) or (v) hereof), Employee hereby agrees not to use or to disclose to any person, other than in the discharge of his duties under this Agreement, any "proprietary or confidential" information of the Western Companies, including, but not limited to, any information concerning the business operations, business strategies, or internal structure of the Western Companies; the customers or clients of the Western Companies; any acquisition strategies of the Western Companies; the gas and other products' marketing or transportation strategies of the Western Companies, its subsidiaries or affiliates; the terms of any gas gathering, processing, marketing, or transportation contracts entered into by the Western Companies; past, present or future research done by the Western Companies respecting the business or operations of the Western Companies, or customers or clients or potential customers or clients of the Western Companies; personnel data of the Western Companies, product or process knowledge; the Employee's work performed for, or relating to or for, any customer or client of any Western Company or the gas or other product pricing for any customer or client of any Western Company; any method or procedure relating or pertaining to projects developed by any Western Company or contemplated by any Western Company to be developed; or any gas gathering, processing, drilling, marketing, transportation project which any Western Company is developing; or any plans or strategy related to the foregoing which is not generally available or disclosed to the public.

     If the Employee violates this agreement of confidentiality, the Corporation shall, in addition to any other remedy provided by law, be permitted to pursue an action for injunctive relief, monetary damages, or both. The Employee acknowledges that all such information constitutes confidential and/or proprietary information of the Western Companies and agrees that such information shall be kept confidential; such information shall be used solely for the purpose of performing the obligations hereunder or activities contemplated by this Agreement; and that he shall not otherwise disclose or make use of such information, except in response to a court order.

     9.     Non-Solicitation. During Employee's employment hereunder and for a
            ----------------
period of three years thereafter, Employee shall not engage in any of the following:

     (i) Hire, offer to hire (or participate in the hiring or offer to hire of) any officer or employee of any Western Company; or

     (ii) directly or indirectly, solicit, divert or take away or attempt to solicit, divert or take away any business any Western Company has enjoyed or solicited prior to the date hereof or at any time during Employee's term of employment with the Corporation.

     This provision, however, shall not be construed to require the Employee to violate any law forbidding anti-competitive practices or any law regarding anti-trust.

     In addition, nothing contained herein shall prevent Employee from hiring any officer or employee of any Western Company as a result of a general solicitation in a publicly available publication. In the event Employee violates this non-solicitation provision, the Western Company shall, in addition to any other remedy provided by law, be permitted to pursue an action for injunctive relief, monetary damages, or both.

     10.    Ownership of Documents. All information, drawings, documents and
            -----------------------
materials whether in writing, on computer disks, computer hard drive, on magnetic tape or otherwise prepared by the Employee in connection with his employment, or which Employee obtains in the course of or as result of his employment by the Corporation shall be the sole and exclusive property of the Corporation and will be delivered to the Corporation by the Employee on the earlier of a demand by the Corporation or promptly after termination of his employment hereunder, together with all written, computer, magnetic tape or other evidence of the information, drawings, document and materials, if any, furnished by any Western Company to the Employee in connection with the Employee's employment.

     11.    Agreement Not To Compete. The parties hereto recognize that the
            -------------------------
Employee is retained by the Corporation as part of a professional, management and executive staff of the Corporation whose duties include the formulation and execution of management policy. Therefore, except in the event of termination which would entitle Employee to payments pursuant to paragraphs 14 (a) (ii), or 14 (a) (v) in which case the terms of this provision shall not apply, the Employee hereby agrees that during the term of his employment hereunder and for a period of one (1) year after the termination of employment, he shall not act or engage in material competition with the activities of or plans of any Western Company as they exist up to the time of the Employee's termination of employment. Material competition by the Employee shall mean that the Employee is involved in any business or investment activity, in any capacity including but not limited to an employee, consultant, advisor, agent, shareholder, independent contractor, investor, partner, member, owner or otherwise, which activity directly competes with or has a material adverse economic effect on any of the business activities or business plans of any Western Company. Examples of such material competition include, but shall not be limited to an activity involving the gathering and processing business within 25 miles of one of the Western Companies' existing or planned gathering, processing or generation facilities; an activity involving the storage or hub business for natural gas or natural gas liquids within 100 miles of an existing or planned storage facility of any Western Company; and/or an activity involving the purchase of oil or gas leases, the farming-in of such leases or any similar arrangement, within five (5) miles of the boundaries of an existing oil or gas lease of any Western Company. In the event the Employee violates this agreement not to compete, the Corporation shall, in addition to any other remedies provided by law, be permitted to pursue an action for injunctive relief (preliminary or permanent), monetary damages, or both.

     12.  Termination of Employment. Employee's employment pursuant to this
          --------------------------
Agreement shall terminate upon the first to occur of the following events:

          (a)  The Employee's death.

          (b) The Employee's disability as that term is defined pursuant to the Corporation's disability insurance plan covering its officers.

          (c) The Employee's written election to terminate employment, to be effective ninety (90) days thereafter unless an earlier effective date is specified by the Corporation.

          (d) The Corporation's written election to terminate Employee's employment without "cause."

          (e) The Corporation's written election to terminate the Employee's employment "for cause."

          (f) In the event of a Change of Control (as hereinafter defined), Employee's employment is terminated without cause or upon the expiration of six (6) months following a Change of Control, whichever is earlier.

          For purposes of this Agreement, the Corporation may elect to terminate Employee's employment "for cause" if: (i) Employee shall have committed a felony, fraud, theft or embezzlement involving the assets of any Western Company; (ii) Employee violates or causes any Western Company to violate, in a material respect, any statute, law, ordinance, rule or regulation relating to such Western Company, which violation results in a material adverse effect to the Corporation's business or financial condition; (iii) Employee engages in any activity which is outside the scope of the Employee's authority and detrimental to any Western Company's business; (iv) Employee fails to comply with the provisions of this Agreement and Employee has either (x) not diligently commenced to correct such detrimental activity; or (y) failed to comply after ten (10) days' written notice from the Corporation, which notice provides a detailed description thereof; or (v) Employee intentionally fails or refuses to perform his obligations or responsibilities hereunder, or to carry out any reasonable and lawful direction of the Corporation with respect to such obligations or responsibilities.

     13.  Employee's Rights and Obligations Upon Death or Disability. If the
          ----------------------------------------------------------
Employee's employment is terminated as a result of death or disability, then the Employee shall be entitled to the following in full satisfaction of all of his rights under this Agreement or at law:

     (i)  Employee's Right to Compensation and Benefits. Employee shall be
          ----------------------------------------------
          entitled to the pro-rata share of Compensation and employee benefits, if any, which have been earned but not paid through the date of Employee's death or disability. Employee shall only be entitled to such additional bonus, if any, which has been previously authorized by the Board of Directors, but has not been paid as of the date of Employee's death or disability.

     (ii) Employee's Obligations. Notwithstanding such termination of
          ------------------------
          employment, if the Employee is terminated as a result of disability, Employee shall remain bound by the provisions of paragraphs 5, 8, 9, 10 and 11 hereof.

     14.  Employee's Rights and Obligations Upon Termination of Employment By
          -------------------------------------------------------------------
the Corporation Without Cause. If Employee's employment is terminated by the
------------------------------
Corporation without cause pursuant to Section 12(d) herein, then Employee shall be entitled to the following in full satisfaction of his rights under this Agreement or at law:

     (a)  Severance Pay.

          (i) Employee shall be entitled to severance pay in an amount equal to the annual Compensation. Such severance pay will be payable in accordance with the Corporation's normal pay practices over the 12 months following such termination of employment.

          (ii) Notwithstanding anything else contained herein, in the event of a Change of Control of the Corporation (as hereinafter defined) or after the sale of substantially all the assets of the Corporation, upon the earlier of a) Employee's employment is terminated without cause after a Change of Control of the Corporation or b) upon the expiration of six (6) months following said Change of Control, then the Employee shall be entitled to severance pay equal to two (2) times the annual Compensation of Employee. Severance pay pursuant to this paragraph shall be paid to the Employee either a) over a 24-month period or b) in a one-time lump sum payment, at Employee's option. If the Employee elects payment over a 24 month period, then monthly installments shall commence on the first day of the calendar month following the date of termination of employment or the first day of the calendar month following the expiration of six (6) months after a Change of Control. If the Employee elects payment in a one-time lump sum payment, then said payment shall be made within thirty (30) days of the date of termination of employment or within thirty
                 (30) days after the expiration of the six (6) months after a Change of Control. In the event that the Employee is entitled to the severance pay pursuant to this sub-section, the obligation of the Employee not to use or to disclose any "proprietary or confidential information" set forth in Section 8 hereof shall apply for two (2) years following such Change of Control of the Corporation or such sale of substantially all the assets of the Corporation.

          (iii) The severance pay provisions of this Section 14(a) (ii) are not additive and in no event shall the Employee be entitled to receive severance pay greater than two (2) times the annual Compensation.

          (iv) Notwithstanding anything else contained herein, in the event of a Change of Control of the Corporation (as hereinafter defined) or after the sale of substantially all the assets of the Corporation, upon the earlier of a) Employee's employment is terminated without cause after a Change of Control of the Corporation or b) upon the expiration of six (6) months following said Change of Control, then Employee shall receive either of the following for unvested stock options previously granted to Employee:

                    A) in the event of a Change of Control in which the Corporation is acquired in a cash purchase, then Employee shall receive a lump sum payment constituting the positive difference between the exercise price of unvested stock options previously granted to Employee and the transaction price of common stock; or

                    B) in the event of a Change of Control in which the Corporation is acquired in a stock purchase, then Employee's stock options which have not vested prior to termination without cause shall be converted to an amount of unqualified vested options of the acquiring corporation's stock at the original grant price to Employee based upon the conversion rate of the acquiring corporation's stock on the acquisition date.

           (v) Notwithstanding anything else contained herein, in the event Employee's employment is terminated without cause within sixty
                 (60) days prior to the release of a press release regarding a Change of Control of the Corporation, then the Employee shall be entitled to severance pay equal to two (2) times the annual Compensation of Employee. Severance pay pursuant to this paragraph shall be payable to the Employee either a) over a 24 month period or b) in a one-time lump sum payment, at Employee's option. If the Employee elects payment over a 24-month period, then monthly installments shall commence on the first day of the calendar month following Employee's election for payment. If the Employee elects payment in a one-time lump sum payment, then said payment shall be made within thirty (30) days of the date of Employee's election for payment. In addition, for any unvested stock options previously granted to Employee, Employee shall be entitled to either payment or conversion of such unvested stock options as described in paragraph 14 (a) (iv). In the event that the Employee is entitled to the severance pay pursuant to this sub-section, the obligation of the Employee not to use or to disclose any "proprietary or confidential information" set forth in Section 8 hereof shall apply for two (2) years following the, earlier of such termination or such Change of Control of the Corporation.

           (vi) For purposes of this Agreement, "Change of Control of the Corporation" means the acquisition by any person or persons acting in concert (including corporations, partnerships, associations or unincorporated organizations), of legal ownership or beneficial ownership (within the meaning of Rule 13d-3, promulgated by the Securities and Exchange Commission and now in effect under the Securities Exchange Act of 1934 (s amended), of a number of voting shares of capital stock of the Corporation greater than the number of voting shares of capital stock of the Corporation which are then owned, both legally and beneficially (as defined above), by Brion G. Wise, Bill M. Sanderson, Walter L. Stonehocker, Dean Phillips, Ward Sauvage, their immediate families and the companies through which they and their immediate families hold ownership in the Corporation ("the Founders"). None of the Founders shall be counted among those persons acting in concert to acquire ownership unless such Founder, acting in concert with an acquiring person or group (an "Acquiring Group Founder"), votes against the other Founders in an election for the Board of Directors or the modification of the Corporation's certificate of incorporation or by-laws or in the vote to accept or reject a plan of merger, sale of substantially all of the assets of the Corporation or similar proposal. The shares of an Acquiring Group Founder shall be counted in the acquiring group's shares and shall not be counted in the shares of the Founders who are not Acquiring Group

                 Founders.




          (b)      Employee's Right to Compensation and Benefits. Employee shall
                   ----------------------------------------------
                   be entitled to the pro-rata share of Compensation and employee benefits, if any, which have been earned but not paid through the date of termination of employment. Employee shall only be entitled to such additional bonus, if any, which has been previously authorized by the Board of Directors, but has not been paid as of the date of termination of employment.

          (c) Payment of Excise Taxes. The Corporation shall be responsible for the payment of any and all excise taxes including any increase in income taxes resulting from such payment, which may result or be assessed to the Employee in connection with payments, whether in cash, stock or benefits received by the Employee under this paragraph 14 of this Agreement. In addition, the Corporation shall defend, indemnify, save and hold the Employee harmless from any and all claims for excise taxes which are due or may become due or which arise or result from any dispute with a Federal, state or local taxing authority in connection with this paragraph 14.

          (d)      Employee's Obligations. Notwithstanding such termination of
                   -----------------------
                   employment, Employee shall remain bound by the provisions of paragraphs 5, 8, 9, 10 and 11 hereof.

     15.  Employee's Rights and Obligations Upon Termination of Employment by
          -------------------------------------------------------------------
the Corporation With Cause. If Employee's employment is terminated by the
---------------------------
Corporation with cause pursuant to paragraph 12(e) herein, then the Employee shall be entitled to the following in full satisfaction of all of his rights under this Agreement or at law:

          (i)    Severance Pay. Employee shall not be entitled to any severance
                 --------------
          pay.

          (ii)   Employee's Right to Compensation and Benefits. Employee shall
                 ----------------------------------------------
          only be entitled to the pro-rata share of Compensation and employee benefits, if any, earned but not paid through the date of termination of employment. Employee shall only be entitled to such additional bonus, if any, which has been previously authorized by the Board of Directors, but has not been paid as of the date of termination of employment.

          (iii)  Employee's Obligations. Notwithstanding such termination of
                 -----------------------
          employment, Employee shall remain bound by the provisions of paragraphs 5, 8, 9, 10 and11 hereof.

     16.  Employee's Rights and Obligations Upon Termination of Employment By
          -------------------------------------------------------------------
Employee. If Employee's employment is terminated by the Employee pursuant to
---------
paragraph 12(c) herein, then the Employee shall be entitled to the following in full satisfaction of all of his rights under this Agreement or at law:

          (i)    Severance Pay.  Employee shall be entitled to no severance pay.
                 --------------

          (ii)   Employee's Rights to Compensation and Benefits. Employee shall
                 -----------------------------------------------
          be entitled to the pro-rata share of Compensation and Employee Benefits, if any, which have been earned but not paid through the effective date of such termination of employment. Employee shall only be entitled to such additional bonus, if any, which has been previously authorized by the Board of Directors, but has not been paid as of the date of termination of employment.

          (iii)  Employee's Obligations. Notwithstanding such termination of
                 -----------------------
          employment, Employee shall remain bound by the provisions of paragraphs 5, 8, 9, 10 and 11 hereof.

     17.  Benefit. This Agreement shall inure to the benefit of and be binding
          --------
upon the Corporation, its successors and assigns, including, but not limited to
(i) any entity which may acquire all or substantially all of the Corporation's assets and business, (ii) any entity with or into which the Corporation may be consolidated or merged, or (iii) any entity that is the successor corporation in a share exchange, and the Employee, his heirs, guardians and personal and legal representatives. The Employee and the Corporation also agree that each Western Company shall be deemed to be a third-party beneficiary to this Agreement.

     18.  Notices. All notices and communications hereunder shall be in writing
          --------
and shall be deemed given when sent postage prepaid by registered or certified mail, return receipt requested, and, if intended for the Corporation, shall be addressed to it, to the attention of its President, at:

                          Western Gas Resources, Inc.
                          12200 North Pecos Street
                          Denver, Colorado 80234

or at such other address which the Corporation shall have given notice to the Employee in the manner herein provided, and if intended for the Employee, shall be addressed to him at his last known residence, or at such other address at which the Employee shall have given notice to the Corporation in the manner provided herein:

     19.  Governing Law. This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of Colorado.

     20.  Severability. In the event one or more of the provisions contained in
          -------------
this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or any other application or modification thereof, shall not in any way be affected or impaired. The parties further agree that any such invalid, illegal or unenforceable provision or restriction shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any provision or restriction herein to be overly broad, or unenforceable, such court is hereby empowered and authorized to limit such provisions or restriction so that it is enforceable for the longest duration of time, within the largest geographical area and with the broadest scope.

     21.  Miscellaneous.
          --------------

          a)   Counterparts. This Agreement may be executed in more than one
               -------------
          copy, each copy of which shall serve as an original for all purposes, but all copies shall constitute but one and the same Agreement.

          (b)  Assignment. Except as provided in paragraph 17, this Agreement is
               -----------
          personal to each of the parties hereto, and neither party may assign nor delegate any of such party's rights or obligations hereunder without first obtaining the written consent of the other party.

          (c)  Headings. All headings set forth in this Agreement are intended
               ---------
          for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.

          (d)  Gender, Plurals and Pronouns. Throughout this Agreement, the
               -----------------------------
          masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, wherever the context and facts require such construction.

          (e)  Binding Arbitration, Attorney's Fees and Expenses. Except for
               --------------------------------------------------
          disputes arising or resulting from the provisions contained in paragraph 14 of this Agreement, if any dispute arises between the parties to this Agreement (but not as to whether the Corporation is obligated to provide legal representation to the Employee pursuant to Section 4 hereof), then both parties shall submit the dispute to binding arbitration. Both parties agree to be bound by the decision of such arbitration. The obligation to submit to binding arbitration shall not prevent either party from seeking a court order or an injunction enforcing the term of this Agreement. In the event of any binding arbitration between the parties, or any litigation to enforce any provision (except for disputes arising or resulting from the provision contained in paragraph 14) of this Agreement or any right of either party, the unsuccessful party to such arbitration or litigation shall pay the successful party all costs and expenses, including reasonable attorneys' fees, incurred. In the event a dispute arises or results from the provisions of paragraph 14 of this Agreement, then both parties shall submit the dispute to binding arbitration under the foregoing provisions, except that all costs and expenses, including reasonable attorneys' fees, incurred shall be solely borne by the Corporation.

          (f)    Waiver of Breach. The waiver by any party hereto of any
                 -----------------
          provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

          (g)    Entire Agreement. Except for the Indemnification Agreement,
                 -----------------
          this Agreement contains all agreements, understandings, and arrangements between the parties hereto and no other exists. Except for the Indemnification Agreement, all previous agreements, understandings, and arrangements between the parties relating to employment are terminated by this Agreement. This Agreement may be amended, waived, changed, modified, extended or rescinded only by a writing signed by the party against whom such amendment, waiver, change, modification, extension or rescission is sought.

    IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first written above.

                                           WESTERN GAS RESOURCES, INC.

                                           By: ________________________________
                                               Lanny F. Outlaw, President & CEO



                                           EMPLOYEE

                                           ____________________________________

                                  EXHIBIT "A"

                        2001 INDEMNIFICATION AGREEMENT




         THIS 2001 INDEMNIFICATION AGREEMENT (this "Agreement"), effective as of June 14, 2001, between Western Gas Resources, Inc., a Delaware corporation (the "Company"), and _________________ (the "lndemnitee").

         WHEREAS, it is essential to the Company to retain and attract as officers the most capable persons available;

         WHEREAS, Indemnitee is an officer of the Company;

         WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against officers of public companies in today's environment;

         WHEREAS, the Bylaws of the Company require tile Company to indemnify and advance expenses to its officers to the full extent permitted by law and the Indemnitee has been serving and continues to serve as an officer of the Company in part in reliance on such Bylaws;

         WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner and Indemnitee's reliance on the aforesaid Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws, or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies;

         WHEREAS, prior hereto, the Company and the Indemnitee had entered into an indemnification agreement that the parties desire to restate;

         NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.    Certain Definitions:
               --------------------

         (a)   Change in Control: shall be deemed to have occurred if (i) any
               ------------------
               "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding

               Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company's assets.

          (b)  Claim: any threatened, pending or completed action, suit or
               ------
               proceeding, or any inquiry or investigation, whether instituted by the Company or any other party, that Indemnitee in good faith, believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

          (c)  Expenses: include attorneys' fees and all other costs, expenses
               ---------
               and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

          (d)  Indemnifiable Event: any event or occurrence related to the fact
               --------------------
               that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

          (e)  Independent Legal Counsel: an attorney or firm of attorneys,
               --------------------------
               selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

          (f)  Potential Change in Control: shall be deemed to have occurred if
               ---------------------------
               (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding Voting Securities, increases his beneficial ownership of such securities by five percentage points (5%) or more over the percentage so owned by such person; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential

               Change in Control has occurred.

          (g)  Reviewing Party: any appropriate person or body consisting of a
               ----------------
               member or members of the Company's Board of Directors or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

          (h)  Voting Securities: any securities of the Company which vote
               -------------------
               generally in the election of directors.

     2.   Basic Indemnification Arrangement.
          ----------------------------------
          (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses to Indemnitee (an "Expense Advance").

          (b) Notwithstanding the foregoing, the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in
               Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law.

          (c) Notwithstanding the foregoing, the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court, of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

          (d) If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof.

          (e) If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee. substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the States of Colorado or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

          (f) Notwithstanding anything else contained herein, in no event shall Indemnitee be entitled to indemnification under this Agreement for any Claims that relate to liability: (i) under Section 16(b) of the Securities Exchange Act of 1934, as amended; (ii) under federal or state securities laws for "insider trading"; (iii) conduct finally adjudged as constituting active or deliberate dishonesty or willful fraud or illegality; (iv) conduct finally adjudged as producing an, unlawful personal benefit to Indemnitee; or (v) prior to a Change of Control, under any Claim initiated by the Indemnitee unless the Board of Directors of the Company shall have authorized or consented to such Claim.

     3.   Change in Control. The Company agrees that if there is a Change in
          ------------------
     Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

     4.   Establishment of Trust.
          -----------------------
          (a)  In the event of a Potential Change in Control, the Company shall:
               (i) upon written request by Indemnitee, create a trust for the benefit of Indemnitee, with the trustee chosen by Indemnitee;
               (ii) from time to time upon written request of Indemnitee, fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid.

          (b) Notwithstanding anything else contained herein, in no event shall the Company be required to deposit more than Five Hundred Thousand Dollars ($500,000) in any trust created hereunder in excess of amounts deposited in respect of reasonably anticipated Expenses.

          (c) The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which the Independent Legal Counsel referred to above is involved.

          (d) The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee,
               (ii) the trustee shall advance, within two business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 2(b) of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth herein, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement.

5.   Indemnification for Additional Expenses. The Company shall indemnify
     ----------------------------------------
Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within two business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

6.   Partial Indemnity. Etc. If Indemnitee is entitled under any provision of
     ------------------
this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

7.   Burden of Proof. In connection with any determination by the Reviewing
     ----------------
Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

8.   No Presumptions. For purposes of this Agreement, the termination of any
     ----------------
claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9.   Nonexclusivity, Etc, The rights of the Indemnitee hereunder shall be in
     --------------------
addition to any other rights Indemnitee may have under the Company's Bylaws or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

10.  Liability Insurance. To the extent the Company maintains an insurance
     --------------------
policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

11.  Period of Limitations. No legal action shall be brought and no cause of
     ----------------------
action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

12.  Amendments. Etc. No supplement, modification or amendment of this Agreement
     ----------------
shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13.  Subrogation. In the event of payment under this Agreement, the Company
     ------------
shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

14.  No Duplication of Payments. The Company shall not be liable under this
     ---------------------------
Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

15.  Binding Effect. Etc. This Agreement shall be binding upon and inure to the
     --------------------
benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business, and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

16.  Severability. The provisions of this Agreement shall be severable in the
     -------------
event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

17.  Governing Law. This Agreement shall be governed by and construed and
     --------------
enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of June 14, 2001


WESTERN GAS RESOURCES, INC.                          INDEMNITEE

By: ____________________________________             ___________________________
         Lanny F. Outlaw, President